Exhibit 21

Medtronic, Inc. and Subsidiaries	As of April 27, 2012

Company	Jurisdiction of Formation

7157240 Canada Inc.	Canada
Ablation Development, LLC	Delaware
Ablation Frontiers BVBA	Belgium
Ablation Frontiers L.L.C.	Delaware
Advanced Medical Technologies GmbH	Switzerland
Advanced Medical Technologies AG	Germany
Arterial Vascular Engineering Canada, Company	Nova Scotia
Arterial Vascular Engineering UK Limited	United Kingdom
ATS Acquisition Corp.	Minnesota
Carmel Biosensors Ltd.	Israel
CorMedica Corporation	Delaware
Fondazione Medtronic Italia	Italy
Fundacion Medtronic Aula Miguel Servet	Spain
India Medtronic Private Limited	India
Invatec S.p.A.	Italy
Invatec Technology Center GmbH	Switzerland
Invatec, Inc.	Delaware
Kyphon Americas, Inc.	Delaware
Kyphon Australia Pty Ltd.	Australia
Kyphon Cayman Ltd.	Cayman Islands
Kyphon Ireland Research Holding Limited	Ireland
Kyphon Sàrl	Switzerland
Kyphon South Africa (Proprietary) Ltd.	South Africa
Magnolia Medical, LLC	Delaware
Medical Education Y.K.	Japan
Medtronic 3F Therapeutics, Inc.	Delaware
Medtronic (Africa) (Proprietary) Limited	South Africa
Medtronic (Schweiz) A.G. (Medtronic (Suisse) S.A.)	Switzerland
Medtronic (Shanghai) Ltd.	China
Medtronic (Shanghai) Management Co. Ltd.	China
Medtronic (Taiwan) Ltd.	Taiwan
Medtronic (Thailand) Limited	Thailand
Medtronic A/S	Denmark
Medtronic Ablation Frontiers LLC	Delaware
Medtronic Ablation Reorganization LLC	Delaware
Medtronic Advanced Energy Acquisition LLC	Delaware
Medtronic Advanced Energy LLC	Delaware
Medtronic Advanced Energy Luxembourg S.a.r.l.	Luxembourg
Medtronic AF Acquisition LLC	Delaware
Medtronic AF Luxembourg S.a r.l.	Luxembourg
Medtronic Aktiebolag	Sweden
Medtronic Angiolink, Inc.	Delaware
Medtronic Ardian Acquisition LLC	Delaware
Medtronic Ardian LLC	Delaware
Medtronic Ardian Luxembourg S.a.r.l.	Luxembourg
Medtronic Ardian Reorganization LLC	Delaware
Medtronic Asia, Ltd.	Minnesota
Medtronic ATS Medical, Inc.	Minnesota
Medtronic Australasia E.S.P. Company Pty. Limited	Australia

Company	Jurisdiction of Formation

Medtronic Australasia Pty. Limited	New South Wales
Medtronic B.V.	Netherlands
Medtronic Bakken Research Center B.V.	Netherlands
Medtronic Belgium S.A./N.V.	Belgium
Medtronic Bio-Medicus, Inc.	Minnesota
Medtronic BioPharma B.V.	Netherlands
Medtronic BioPharma Sàrl	Switzerland
Medtronic Braun, Inc.	Colorado
Medtronic China, Ltd.	Minnesota
Medtronic Comercial Ltda.	Brazil
Medtronic CoreValve LLC	Delaware
Medtronic CryoCath LP	Canada
Medtronic CV Luxembourg S.a.r.l.	Luxembourg
Medtronic CV Reorganization LLC	Delaware
Medtronic CV, LLC	Delaware
Medtronic Czechia s.r.o.	Czech Republic
Medtronic Danmark A/S	Denmark
Medtronic do Brasil Ltda.	Brazil
Medtronic Europe BVBA/SPRL	Belgium
Medtronic Europe Sàrl	Switzerland
Medtronic Fabrication SAS	France
Medtronic Finland Oy	Finland
Medtronic France S.A.S.	France
Medtronic GBI, Inc.	Colorado
Medtronic G.m.b.H.	Germany
Medtronic Hellas Medical Device Commercial S.A.	Greece
Medtronic Holding Switzerland G.m.b.H.	Switzerland
Medtronic Hungaria Kereskedelmi Kft	Hungary
Medtronic Ibérica S.A.	Spain
Medtronic International Holding LLC	Minnesota
Medtronic International Technology, Inc.	Minnesota
Medtronic International Trading Pte. Ltd.	Singapore
Medtronic International Trading Sàrl	Switzerland
Medtronic International Trading, Inc.	Minnesota
Medtronic International, Ltd.	Delaware
Medtronic Interventional Vascular, Inc.	Massachusetts
Medtronic Invatec LLC	Delaware
Medtronic IP Holding International Luxembourg S.a.r.l.	Luxembourg
Medtronic Ireland Limited	Ireland
Medtronic Ireland Manufacturing Limited	Ireland
Medtronic Italia S.p.A.	Italy
Medtronic Japan Co., Ltd.	Japan
Medtronic Jolife LLC	Delaware
Medtronic Korea Co. Ltd.	Korea
Medtronic Latin America Inc. Sucursal Colombia	Colombia
Medtronic Latin America, Inc.	Minnesota
Medtronic Limited	United Kingdom
Medtronic LLC	Russia
Medtronic Medical Technology Ticaret Limited Sirketi	Turkey
Medtronic Mediterranean SAL	Beirut, Lebanon
Medtronic Mexico S. de R.L. de C.V. (Tijuana)	Mexico
Medtronic Micro Motion Sciences, Inc.	Delaware
Medtronic MiniMed, Inc.	Delaware

Company	Jurisdiction of Formation

Medtronic Navigation Israel Ltd.	Israel
Medtronic Navigation, Inc.	Delaware
Medtronic New Zealand Limited	New Zealand
Medtronic Norge AS	Norway
Medtronic Oesterreich G.m.b.H.	Austria
Medtronic of Canada Ltd.	Canada
Medtronic Pacific Trading, Inc.	Minnesota
Medtronic Physio-Control Limited	United Kingdom
Medtronic Poland Sp. z o.o.	Poland
Medtronic Portugal - Comércio e Distribuiçao de Aparelhos Médicos Lda	Portugal
Medtronic PS Acquisition LLC	Delaware
Medtronic PS Medical, Inc.	California
Medtronic PS Reorganization LLC	Delaware
Medtronic Puerto Rico Operations Co.	Cayman Islands
Medtronic R&D Diabetes Denmark A/S	Denmark
Medtronic S. de R.L. de C.V. (Mexico City)	Mexico
Medtronic S.A.I.C.	Argentina
Medtronic Servicios S. de R.L. de C.V.	Mexico
Medtronic Singapore Operations Pte. Ltd.	Singapore
Medtronic Slovakia s.r.o.	Slovakia
Medtronic Sofamor Danek Co., Ltd.	Japan
Medtronic Sofamor Danek Deggendorf GmbH	Germany
Medtronic Sofamor Danek South Africa (Proprietary) Limited	South Africa
Medtronic Sofamor Danek USA, Inc.	Tennessee
Medtronic Sofamor Danek, Inc.	Indiana
Medtronic Spinal and Biologics Europe BVBA	Belgium
Medtronic Spine International Holding Company	Cayman Islands
Medtronic Spine LLC	Delaware
Medtronic Synectics Aktiebolag	Sweden
Medtronic Trading NL BV	Netherlands
Medtronic Transneuronix, Inc.	Delaware
Medtronic Urinary Solutions, Inc.	Ohio
Medtronic USA, Inc.	Minnesota
Medtronic Vascular Connaught	Ireland
Medtronic Vascular Galway Limited	Ireland
Medtronic Vascular Holdings Limited	Ireland
Medtronic Vascular, Inc.	Delaware
Medtronic Ventor Technologies Ltd.	Israel
Medtronic Vertelink, Inc.	California
Medtronic VidaMed, Inc.	Delaware
Medtronic VT, LLC	Delaware
Medtronic Weigao Orthopaedic Device Company Limited	China
Medtronic World Trade Corporation	Minnesota
Medtronic Xomed Instrumentation SAS	France
Medtronic Xomed, Inc.	Delaware
Medtronic, Inc.	Minnesota
MiniMed Distribution Corp.	Delaware
MiniMed Pty Ltd.	Australia
NayaMed France S.A.S.	France
NayaMed International Sàrl	Switzerland
NayaMed International, S.A.	Spain
NayaMed Italy S.r.l.	Italy
Nobles Medical Technology, Inc.	Delaware

Company	Jurisdiction of Formation

OST Developpement S.A.S.	France
Osteotech, Inc.	Delaware
Peak Surgical, Cayman	Cayman Islands
S.F.M.T. Europe B.V.	Netherlands
Salient Coop Partner LLC	Delaware
Salient Surgical Technologies B.V.	Netherlands
Salient Surgical Technologies Canada, Inc.	Canada
Salient Surgical technologies, Cooperatief U.A.	Netherlands
Sanatis GmbH	Germany
Setagon, Inc.	Delaware
Societe De Fabrication de Material Orthopedique En Abrege Sofamor	France
SpinalGraft Technologies, LLC	Tennessee
Vitatron A.G.	Switzerland
Vitatron Belgium S.A./N.V.	Belgium
Vitatron Czechia s.r.o.	Czech Republic
Vitatron Finland Oy	Finland
Vitatron GmbH	Austria
Vitatron Holding B.V.	Netherlands
Vitatron Medical España, S.A.	Spain
Vitatron Nederland B.V.	Netherlands
Vitatron Portugal - Comércio e Distribuição de Dispositivos Médicos, Lda	Portugal
Vitatron Sweden Aktiebolag	Sweden
Warsaw Orthopedic, Inc.	Indiana